Exhibit 4.4

JOINDER AGREEMENT TO REGISTRATION RIGHTS AGREEMENT
July 6, 2015

Reference is hereby made to the Registration Rights Agreement, dated as of February 23, 2015 (the “Registration Rights Agreement”), by and among Family Tree Escrow, LLC (“Escrow Issuer”), Dollar Tree, Inc. (“Dollar Tree”) and J.P. Morgan Securities LLC, on behalf of itself and the other Initial Purchasers.  Unless otherwise defined herein, terms defined in the Registration Rights Agreement and used herein shall have the meanings given them in the Registration Rights Agreement.

1.                                      Joinder of the Guarantor.  Each signatory hereto (each, a “Guarantor”) hereby agrees to become bound by the terms, conditions and other provisions of the Registration Rights Agreement applicable to a “Guarantor” with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as “Guarantor” therein and as if such Guarantor executed the Registration Rights Agreement on the date thereof.

2.                                      Governing Law. This Joinder Agreement, and any claim, controversy or dispute arising under or related to this Joinder Agreement, shall be governed by and construed in accordance with the laws of the State of New York.

3.                                      Counterparts.  This agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Joinder Agreement by facsimile, email or other electronic transmission (i.e., “pdf”) shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.

4.                                      Amendments.  No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

5.                                      Headings.  The headings in this Joinder Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Joinder Agreement as of the date first written above.

AS GUARANTORS:

DOLLAR TREE SOURCING COMPANY, LLC DOLLAR TREE STORES, INC. DT REALTY, LLC DT RETAIL PROPERTIES, LLC DTD TENNESSEE, INC.

By:	/s/ Kevin S. Wampler
	Name:	Kevin S. Wampler
	Title:	Chief Financial Officer

DOLLAR TREE AIR, INC.
DOLLAR TREE PROPERTIES, INC.

By:	/s/ Kevin S. Wampler
	Name:	Kevin S. Wampler
	Title:	President

DOLLAR TREE DISTRIBUTION, INC.
DOLLAR TREE MANAGEMENT, INC.
GREENBRIER INTERNATIONAL, INC.

By:	/s/ Kevin S. Wampler
	Name:	Kevin S. Wampler
	Title:	Vice President

DOLLAR TREE OLLIE’S, LLC

By:	/s/ Kevin S. Wampler
	Name:	Kevin S. Wampler
	Title:	Manager

[2023 Notes — Registration Rights Agreement Joinder]

FAMILY DOLLAR, INC.
FAMILY DOLLAR HOLDINGS, INC.
FAMILY DOLLAR OPERATIONS, INC.
FAMILY DOLLAR SERVICES, INC.
FAMILY DOLLAR STORES, INC.
FAMILY DOLLAR STORES OF ALABAMA, INC.
FAMILY DOLLAR STORES OF ARIZONA, INC.
FAMILY DOLLAR STORES OF ARKANSAS, INC.
FAMILY DOLLAR STORES OF COLORADO, INC.
FAMILY DOLLAR STORES OF CONNECTICUT, INC.
FAMILY DOLLAR STORES OF D.C., INC.
FAMILY DOLLAR STORES OF DELAWARE, INC.
FAMILY DOLLAR STORES OF FLORIDA, INC.
FAMILY DOLLAR STORES OF GEORGIA, INC.
FAMILY DOLLAR STORES OF IOWA, INC.
FAMILY DOLLAR STORES OF LOUISIANA, INC.
FAMILY DOLLAR STORES OF MARYLAND, INC.
FAMILY DOLLAR STORES OF MASSACHUSETTS, INC.
FAMILY DOLLAR STORES OF MICHIGAN, INC.
FAMILY DOLLAR STORES OF MISSISSIPPI, INC.
FAMILY DOLLAR STORES OF MISSOURI, INC.
FAMILY DOLLAR STORES OF NEVADA, INC.
FAMILY DOLLAR STORES OF NEW JERSEY, INC.
FAMILY DOLLAR STORES OF NEW MEXICO, INC.
FAMILY DOLLAR STORES OF NEW YORK, INC.
FAMILY DOLLAR STORES OF NORTH CAROLINA, INC.
FAMILY DOLLAR STORES OF NORTH DAKOTA, INC.
FAMILY DOLLAR STORES OF OHIO, INC.
FAMILY DOLLAR STORES OF OKLAHOMA, INC.
FAMILY DOLLAR STORES OF PENNSYLVANIA, INC.
FAMILY DOLLAR STORES OF RHODE ISLAND, INC.
FAMILY DOLLAR STORES OF SOUTH CAROLINA, INC.
FAMILY DOLLAR STORES OF SOUTH DAKOTA, INC.
FAMILY DOLLAR STORES OF TENNESSEE, INC.
FAMILY DOLLAR STORES OF WEST VIRGINIA, INC.
FAMILY DOLLAR STORES OF WISCONSIN, INC.
FAMILY DOLLAR STORES OF WYOMING, INC.
FAMILY DOLLAR STORES OF VIRGINIA, INC.
FAMILY DOLLAR STORES OF VERMONT, INC.
FAMILY DOLLAR TRUCKING, INC.

By:	/s/ Kevin S. Wampler
	Name:	Kevin S. Wampler
	Title:	Executive Vice President - Chief Financial Officer

[2023 Notes — Registration Rights Agreement Joinder]

FAMILY DOLLAR STORES OF TEXAS, LLC

By:	FAMILY DOLLAR HOLDINGS, INC., its managing member

By:	/s/ William A. Old, Jr.
	Name:	William A. Old, Jr.
	Title:	Senior Vice President - General Counsel and Secretary

FAMILY DOLLAR DISTRIBUTION, LLC
MIDWOOD BRANDS, LLC

By:	FAMILY DOLLAR SERVICES, INC., its managing member

By:	/s/ William A. Old, Jr.
	Name:	William A. Old, Jr.
	Title:	Senior Vice President - General Counsel and Secretary

FAMILY DOLLAR GC, LLC

By:	FAMILY DOLLAR, INC., its managing member

By:	/s/ William A. Old, Jr.
	Name:	William A. Old, Jr.
	Title:	Senior Vice President - General Counsel and Secretary

FAMILY DOLLAR UTAH DC, LLC

By:	FAMILY DOLLAR STORES OF TEXAS, LLC, its managing member

By:	FAMILY DOLLAR HOLDINGS, INC., its managing member

By:	/s/ William A. Old, Jr.
	Name:	William A. Old, Jr.
	Title:	Senior Vice President - General Counsel and Secretary

FD BEACH BLVD, LLC

By:	FAMILY DOLLAR STORES OF FLORIDA, INC., its managing member

By:	/s/ William A. Old, Jr.
	Name:	William A. Old, Jr.
	Title:	Senior Vice President - General Counsel and Secretary

[2023 Notes — Registration Rights Agreement Joinder]

FAMILY DOLLAR IP CO.

By:	/s/ Kevin S. Wampler
	Name:	Kevin S. Wampler
	Title:	Executive Vice President - Chief Financial Officer

[2023 Notes — Registration Rights Agreement Joinder]